Exhibit 10.3

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (this "Amendment"), is being entered into and effective as of March 30, 2009, by and among AEOLUS PHARMACEUTICALS, INC., a Delaware corporation with its headquarters located at 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California  92691, as issuer (the "Company"), and XMARK OPPORTUNITY FUND, L.P. and XMARK OPPORTUNITY FUND, LTD. (collectively, the "Investors"), as Buyers (as defined in the Agreement (as defined below)) and holders of all the outstanding 7% Senior Convertible Notes due 2011 of the Company and warrants to purchase common stock of the Company issued on the Initial Closing Date (as defined in the Agreement).

WHEREAS, the parties to this Amendment entered into that certain Securities Purchase Agreement, dated as of August 1, 2008, as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated as of August 4, 2008 (the "Agreement"); and

WHEREAS, the Company and the Investors wish to further amend the Agreement in order to extend the Election Termination Date (as defined in Section 1(c)(i) of the Agreement).

NOW, THEREFORE, the Company and each Investor agree that the Agreement is hereby amended as follows:

1. DEFINED TERMS.  Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned such terms in the Agreement.

2. ELECTION TO PURCHASE ADDITIONAL UNITS.  Section 1(c)(i), "Election to Purchase Additional Units," of the Agreement is hereby amended by replacing “the eighteen (18) month anniversary of the Initial Closing Date” as it appears in the first sentence of such section with "December 31, 2013".

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.  Each Investor, severally and not jointly, represents and warrants to the Company that:

(a) Holder of Notes and Warrants Issued at Initial Closing.  Such Investor is the holder of (A) all of the Notes and Warrants issued to it at the Initial Closing and (B) all such Notes and Warrants issued to XMARK JV INVESTMENT PARTNERS, LLC at the Initial Closing and previously transferred to such Investor in accordance with the terms thereof, in each case none of which Notes or Warrants have been converted or exercised, respectively, as of the date hereof, and none of such Investor’s (i) right, title or interest in such Notes and Warrants or the Conversion Shares and Warrant Shares, as the case may be, underlying such Notes and Warrants, or (ii) rights under the Agreement, have been transferred or assigned to any other Person as of the date hereof.

(b) Validity; Enforcement.  The execution, delivery and performance by such Investors of this Amendment have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except (i) as may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Agreement, as amended by this Amendment, may be limited by applicable laws.

(c) No Conflicts.  The execution, delivery and performance by such Investor of this Amendment and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each of the Investors that:

(a) Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into, deliver and perform its obligations under this Amendment.  The execution and delivery of this Amendment and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors, and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders.  This Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the  extent the indemnification provisions contained in the Agreement, as amended by this Amendment, may be limited by applicable laws.

(b) No Conflicts.  The execution, delivery and performance of this Amendment and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violation conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

5. MISCELLANEOUS.

(a) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b) Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings.  The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

(d) Severability.  If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

(e) Amendments.  This Amendment may only be amended in accordance with the terms and conditions of Section 9(e) of the Agreement.

(f) Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.

(g) No Third Party Beneficiaries.  This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amendment No. 2 to Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AEOLUS PHARMACEUTICALS, INC.

By:	/s/ Michael P. McManus
Name:	Michael P. McManus
Title:	Chief Financial Officer

Signature Page to Amendment No. 2 to Securities Purchase Agreement

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amendment No. 2 to Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTORS:

XMARK OPPORTUNITY FUND, L.P.
By:	XMARK OPPORTUNITY GP, LLC, its General Partner
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	Co-Managing Member

XMARK OPPORTUNITY FUND, LTD.
By:	XMARK OPPORTUNITY MANAGER, LLC, its Investment Manager
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye
Name:	Mitchell D. Kaye
Title:	Co-Managing Member

Signature Page to Amendment No. 2 to Securities Purchase Agreement